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                      Exhibit 23.2



             CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 (File No. 33-64307) and the related Prospectus of Frontier Corporation and to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-3 (File No. 33-57895), Form S-4 (File Nos. 33-61047 and 33-91250) and in
the Registration Statements on Form S-8 (File Nos. 33-67430, 33-67432, 33-67324, 33-51331, 33-51885, 33-52025, 33-54511,
33-54519, 33-59579 and 33-61855) of Frontier Corporation of our reports dated January 17, 1996 with respect to the consolidated financial statements and financial statement
Schedule II of ALC Communications Corporation and subsidiaries which reports are included in the Annual Report on Form 10-K of Frontier Corporation for the year ended December 31, 1995 to be filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP


                              ERNST & YOUNG LLP

March 25, 1996
Detroit, Michigan